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                                  EXHIBIT 21

                      LIST OF SUBSIDIARIES OF REGISTRANT
                             AT DECEMBER 31, 1994


         NAME                                               STATE OR JURISDICTION
                                                            OF INCORPORATION
- -First American National Bank                               U.S.A.

         -  Ameristar Capital Markets, Inc.                 Tennessee
         -  Guaranty Title Company                          Tennessee
         -  First Amtenn Life Insurance Co.                 Arizona
         -  First Charlotte Corp.                           Tennessee
         -  First Deaderick Corp.                           Tennessee

- -First American Trust Company, N.A.                         U.S.A.
         -  Lee, Robinson & Steine, Inc.                    Tennessee


- -First American National Bank of Kentucky                   U.S.A.

- -Fidelity Crossville Corp.                                  Tennessee
  (terminated effective December 31, 1994)

                            NON-PROFIT CORPORATIONS

         NAME                                               STATE OR JURISDICTION
                                                            OF INCORPORATION
- -First American Community
         Development Corporation                            Tennessee
- -First American Foundation                                  Tennessee





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